UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 31, 2023

Ontrak, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 S. E. 2nd Avenue, Suite 2000, Miami, FL 33131
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code   (310) 444-4300

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	OTRK	The NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 31, 2023, Ontrak, Inc. (the “Company,” “we,” “us” or “our”), certain of its subsidiaries, Acuitas Capital LLC (“Acuitas”) and U.S. Bank Trust Company, National Association, entered into an amendment (the “Fifth Amendment”) to the Master Note Purchase Agreement, dated as of April 15, 2022, among the parties, as amended by that certain First Amendment to Master Note Purchase Agreement made as of August 12, 2022, that certain Second Amendment to Master Note Purchase Agreement made as of November 19, 2022, that certain Third Amendment to Master Note Purchase Agreement made as of December 30, 2022, and that certain Fourth Amendment to the Master Note Purchase Agreement made as of June 23, 2023 (the “Fourth Amendment”) (as amended prior to entering into the Fifth Amendment, the “Existing Keep Well Agreement,” and as amended by the Fifth Amendment, the “Keep Well Agreement”).

Background. As of October 31, 2023, the aggregate principal amount we have borrowed under the Keep Well Agreement, plus all accrued and unpaid interest thereon, is approximately $23.0 million. The amounts borrowed under the Keep Well Agreement are evidenced by senior secured convertible notes (the “Keep Well Notes”). As previously reported, in accordance with the terms of the Existing Keep Well Agreement, Acuitas delivered an aggregate of $6.0 million to the Company in June 2023 and September 2023, which funds were deposited into a segregated account (the funds so deposited, the “Escrowed Funds” and the account into which the proceeds are so deposited, the “Keep Well Escrow Account”). Pursuant to the Existing Keep Well Agreement, if the Company completed a Qualified Financing (as defined in the Existing Keep Well Agreement) on or prior to October 31, 2023, Acuitas agreed to invest all of the Escrowed Funds (other than any accrued interest thereon) then on deposit in the Keep Well Escrow Account in the Qualified Financing on the same terms as all other investors in the Qualified Financing. If the Company did not complete a Qualified Financing on or prior to October 31, 2023, on such date, the Company was required to withdraw the Escrowed Funds (other than any accrued interest thereon) then on deposit in the Keep Well Escrow Account, and such withdrawal was to be treated as a sale by the Company to Acuitas of a Keep Well Note with a principal amount equal to the amount withdrawn by the Company on such date and the Company would issue a warrant to Acuitas in connection with such withdrawal. Under the Existing Keep Well Agreement, a “Qualified Financing” was generally defined as any financing in which the Company issues or sells any of its equity securities for cash to one or more third party investors resulting in gross proceeds to the Company of at least $10.0 million exclusive of any amount invested by Acuitas in such financing.

Public Offering. In June 2023, the Company filed a registration statement on Form S-1 (File No. 333-273029) with the U.S. Securities Exchange Commission (the “SEC”) related to a potential public offering (the “Offering”) of the Company’s common stock, pre-funded warrants to purchase shares of the Company’s common stock (the “Public Pre-Funded Offering Warrants”) and warrants to purchase shares of the Company’s common stock (the “Public Offering Warrants”). As of the date hereof, that registration statement has not been declared effective by the SEC.

Summary of the Fifth Amendment. The following is a summary of the Fifth Amendment. The summary does not purport to be complete and is qualified in its entirety by reference to a copy thereof, which is filed as an exhibit to this report.

Changes to Qualified Financing. Under the Fifth Amendment, the minimum amount to be raised in an equity financing for such financing to constitute a “Qualified Financing” was reduced from $10.0 million to $8.0 million, and the deadline by when a Qualified Financing must be completed before the Company is required to withdraw the Escrowed Funds was extended from October 31, 2023 to January 31, 2024.

Conversion of Keep Well Notes. Under the Fifth Amendment, if the Company completes a Qualified Financing, Acuitas has agreed to convert into shares of the Company’s common stock the aggregate principal amount of the Keep Well Notes plus all accrued and unpaid interest thereon, minus (a) $7.0 million, minus (b) the principal amount of any Keep Well Notes purchased with funds from a segregated Keep Well Escrow Account prior to the closing of the offering, if any, in accordance with the terms (including the conversion price) of the Existing Keep Well Agreement and the Keep Well Notes (the “Notes Conversion”); provided that if the offering price per share at which the shares of common stock and accompanying Public Offering Warrants are sold to the public in the Offering (the “Offering Price”) is less than the conversion price at which Keep Well Notes are converted, upon the effectiveness of the Stockholder Approval (as defined below): (1) we will issue to Acuitas such additional shares of common stock such that the total number of shares of common stock issued in respect of the Notes Conversion plus such additional shares of common stock would equal the number of shares that we would have issued in respect of the Notes Conversion if the Keep Well Notes converted in the Notes Conversion were converted at a conversion price equal to the Offering Price; and (2) the exercise price of the warrants issued to Acuitas in connection with the Notes Conversion (the “Conversion Warrants”) would be reduced to the Offering Price and the number of shares of common stock subject to the Conversion Warrants would be increased to the number of shares of common stock that would have been subject to the Conversion Warrants if the Keep Well Notes were converted at a conversion price equal to the Offering Price.

Private Placement. In lieu of the provisions set forth in the Fourth Amendment concerning the investment of Escrowed Funds in the Offering, the Fifth Amendment provides that if the Offering constitutes a Qualified Financing, the Company and Acuitas will immediately prior to, or simultaneously with the closing of the Offering, consummate a private placement (the “Private Placement”) of $11.0 million of unregistered pre-funded warrants to purchase shares of the Company’s common stock (the “Private Placement Pre-Funded Warrants”) and unregistered warrants to purchase shares of the Company’s common stock (the “Private Placement Warrants”, and together with the Private Placement Pre-Funded Warrants, the “Private Placement Securities”). The material terms of the Private Placement Securities will be substantially similar to the material terms of the Public Pre-Funded Offering Warrants and the Public Offering Warrants, except that the Private Placement Securities will have registration rights. The consideration for the Private Placement Securities purchased by Acuitas will consist of (a) the Escrowed Funds then held in the Keep Well Escrow Account, and (b) a reduction of the aggregate amounts outstanding under the Keep Well Notes (after giving effect to the Notes Conversion) to $2.0 million (the “Surviving Notes”). Each Private Placement Pre-Funded Warrant will be sold together with two Private Placement Warrants with each Private Placement Warrant exercisable for one share of our common stock.

Surviving Notes. Under the Fifth Amendment, the maturity date of the Surviving Notes was extended from September 30, 2024 to the date that is two years and six months after the closing date of the Offering, unless the Surviving Notes become due and payable in full earlier, whether by acceleration or otherwise. In addition, if the Offering Price is lower than $0.90, then, subject to the effectiveness of Stockholder Approval, the $0.90 floor on the conversion price of the Surviving Notes will be replaced with the Offering Price.

Stockholder Approval. Under the Fifth Amendment, the Company is required to seek stockholder approval (the “Stockholder Approval”) in accordance with the rules of the Nasdaq Stock Market (the “Listing Rules”) of (A) the issuance of the shares of the Company’s common stock issuable upon exercise of (x) the Public Offering Warrants and the Public Offering Pre-Funded Warrants sold in the Offering and (y) the Private Placement Securities that, in the aggregate for clauses (x) and (y) above, are in excess of the maximum number of shares of the Company’s common stock permitted to be issued without such approval under the Listing Rules (which amount is equal to 19.99% of the total number of shares of the Company’s common stock outstanding immediately following the Notes Conversion and immediately prior to the closing of the Offering and/or the Private Placement), (B) the amendment to the conversion price of the Surviving Notes described above, (C) the elimination of the provision in the Existing Keep Well Agreement that prohibited the issuance of shares of our common stock upon the conversion of any Keep Well Note or the exercise of any warrant issued under the Keep Well Agreement to the extent that, immediately after giving effect to the issuance of any such shares, Acuitas would beneficially own shares of the Company’s common stock representing more than 90% of the total number of shares of our common stock outstanding as of the time of such issuance, and (D) any other terms of the Offering, the Private Placement and/or the Fifth Amendment that require approval of the Company’s stockholders under the Listing Rules (collectively, the “Stockholder Approval Matters”).

Support Agreement. In connection with entering into the Fifth Amendment, on October 31, 2023, the Company and Acuitas entered into a support agreement (the “Support Agreement”), pursuant to which Acuitas has agreed to vote the shares of our common stock it beneficially owns in favor of the Stockholder Approval Matters. The foregoing summary of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to a copy thereof, which is filed as an exhibit to this report.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this report is hereby incorporated by reference into this Item 3.02 in its entirety. Such shares of common stock, the Conversion Warrant, and the shares of common stock issuable upon exercise of the Conversion Warrant will be issued pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
10.1
Fifth Amendment to Master Note Purchase Agreement, dated as of October 31, 2023, by and between Ontrak, Inc., certain of its subsidiaries as party thereto as guarantors, and Acuitas Capital LLC, as purchaser and U.S. Bank Trust Company, National Association, as collateral agent.

10.2	Support Agreement, dated as of October 31, 2023, by and among Ontrak, Inc. and Acuitas Group Holdings, LLC and Acuitas Capital LLC.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ontrak, Inc.

Date: November 2, 2023	By:	/s/ James J. Park
James J. Park
Chief Financial Officer

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